Exhibit 23(b)




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement, of Western Resources, Inc. regarding the registration of 4,000,000 shares of common stock for the Direct Stock Purchase Plan, of our reports dated January 27, 1999 (except with respect to the matter discussed in Note 2, as to which the date is April 5, 1999), included in Western Resources, Inc.'s Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this Registration Statement.

                                             ARTHUR ANDERSEN LLP

Kansas City, Missouri
April 15, 1999